EXHIBIT B-2(b)

                                 SECOND AMENDMENT TO
                        AMENDED AND RESTATED ESCROW AGREEMENT



               THIS SECOND AMENDMENT dated as of December 29, 1995 (the "Second Escrow Agreement Amendment") to the AMENDED AND RESTATED ESCROW AGREEMENT dated June 13, 1994, as amended by the First Amendment dated December 30, 1994 (as so amended, the "Escrow Agreement"), is made and entered into by and among NORTH CANADIAN RESOURCES, INC., a Delaware corporation ("NCRI"), ENERGY INITIATIVES, INC., a Delaware corporation ("Buyer"), and HARRIS TRUST AND SAVINGS BANK (the "Escrow Agent"). Capitalized terms used in this Second Escrow Agreement Amendment shall unless otherwise defined herein have the meanings ascribed to them in the Glossary referenced as Annex A to the Escrow Agreement.

               WHEREAS, the parties desire to amend the Escrow Agreement to extend the term thereof;

               NOW, THEREFORE, in consideration of the premises and promises contained herein, the parties intending to be legally bound mutually agree that the Escrow Agreement is hereby further amended as follows:

               1. Article IV is hereby amended by deleting the reference in paragraph (d) of Section 4.1 to "December 31, 1995" and substituting in lieu thereof "June 30, 1997".

               2. Article IV is hereby further amended to delete the first paragraph of Subsection 4.2 and to substitute in lieu thereof a new paragraph to read as follows:

               "4.2. In the event following the NCP Closing the entire Lake Option Interest and Pasco Option Interest has not been purchased by the Lake Optionee(s) and Pasco Optionee(s) on or prior to June 30, 1997, then unless the parties shall otherwise agree in writing, on July 1, 1997 the Escrow shall be terminated and the Escrow Agent shall:"

               3. Section 11.1 is hereby amended to insert in the third line after the word "Agreement" and before the word "constitute" the following phrase:

                    ", together with this First Escrow Agreement Amendment, the Second Escrow Agreement Amendment and the Second Amendment and the documents and instruments referred to therein,"





               IN WITNESS WHEREOF, the undersigned have caused this Second Amendment to the Amended and Restated Escrow Agreement to be executed as of the day and year first above written.


          NORTH CANADIAN RESOURCES, INC.     ENERGY INITIATIVES, INC.

          By:___________________________     By:___________________________
          Name:_________________________     Name:_________________________
          Title:________________________     Title:________________________


                                             HARRIS TRUST AND SAVINGS BANK
                                                Escrow Agent

                                             By:___________________________
                                             Name:_________________________
                                             Title:________________________
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